Exhibit 99.1

News Release

Contact:
Jen Hartmann
Director, Public Relations
HartmannJenniferA@JohnDeere.com

Deere Remains Committed to Reaching New UAW Agreement

MOLINE, IL (October 14, 2021) —The International Union, United Automobile, Aerospace and Agricultural Implement Workers of America (UAW) has called a strike against Deere & Company (NYSE: DE), affecting more than 10,000 workers at 14 facilities across the United States.

“John Deere is committed to a favorable outcome for our employees, our communities, and everyone involved,” said Brad Morris, vice president of labor relations for Deere & Company. “We are determined to reach an agreement with the UAW that would put every employee in a better economic position and continue to make them the highest paid employees in the agriculture and construction industries. We will keep working day and night to understand our employees’ priorities and resolve this strike, while also keeping our operations running for the benefit of all those we serve.”

Deere & Company does not currently have an estimate of when employees affected by the strike will resume activities or the timing for completion of negotiations with the UAW.

            Please visit one.deere.com for updates.

Safe Harbor Statement

Certain statements in this release regarding future events are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated (expressed or implied) by such forward-looking statements, because of, among other things, the risks and uncertainties related to the outcome of the negotiations with the UAW; timing of an agreement with the UAW and approval by the company's employees; the company's ability to keep operations running while negotiations with the UAW continue; the impact of the strike and negotiations on the stock price;

general economic conditions in the global markets and industries in which the company operates; the political and social stability of the global markets in which the company operates; and the risk factors identified under the heading "Risk Factors" and under the heading "Safe Harbor Statement" in the Company's "Management's Discussion and Analysis" section of the Company's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.